Exhibit 99.1

HAMPTON ROADS BANKSHARES, INC.

999 Waterside Drive, Suite 200

Norfolk, Virginia 23510

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

DECEMBER 18, 2008

Your vote is important. Please vote immediately.

☒     Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS

1.

Adopt the Agreement and Plan of Merger, dated as of September 23, 2008, by and among Hampton Roads Bankshares, Inc. and Gateway Financial Holdings, Inc. (the “merger agreement”), and approve the transactions contemplated by the merger agreement, including the merger of Gateway Financial Holdings, Inc. with and into Hampton Roads Bankshares, Inc.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

Adopt an amendment to the articles of incorporation of Hampton Roads Bankshares, Inc. to revise subsection (a) of Article VII of Hampton Roads Bankshares, Inc.’s articles of incorporation to increase the maximum number of members of the board of directors from 18 to 24.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

Authorize the board of directors to adjourn the special meeting to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the special meeting to approve the proposals.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

The proxy holder may vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder must sign.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-paid envelope.

MARK HERE FOR ADDRESS CHANGE

AND NOTE NEW ADDRESS AT RIGHT:

Your signature is required if you are using this proxy card to vote your shares. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. If you attend the special meeting in person and decide to vote by ballot, such vote will supersede this proxy.

Date: , 2008

Name of Shareholder	Signature of Shareholder

Date: , 2008

Name of Shareholder (if held jointly)	Signature of Shareholder (if held jointly)

This proxy is solicited on behalf of the board of directors for the special meeting on December 18, 2008.

The undersigned hereby appoints Emil A. Viola and Jack W. Gibson and each or any of them, as proxies, each with the powers to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all of the shares of common stock of Hampton Roads Bankshares, Inc. (“Hampton Roads Bankshares”), held of record by the undersigned at the close of business on November 12, 2008, at the special meeting of shareholders to be held at our headquarters located at 999 Waterside Drive, Suite 200, Norfolk, VA 23510, at 2:00 p.m. Eastern time on December 18, 2008, and at any adjournment or postponement thereof, on matters that may properly come before the special meeting, including the matters described in the proxy statement, and in accordance with the instructions given by the undersigned on the reverse side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his or her discretion. The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of the Notice of Special Meeting of Shareholders and the joint proxy statement/prospectus relating to the special meeting.

The shares represented by this proxy card (the “Shares”) shall be voted in accordance with the instructions given by the undersigned if the card is signed and returned. If this card is signed and returned without instructions, the Shares shall be voted in favor of all Proposals. Each of the proxies is authorized to vote the Shares in his or her discretion on any other matter that may properly come before the meeting. If the undersigned does not sign and return a proxy card or vote at the special meeting, the Shares will not be voted.

Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the secretary of Hampton Roads Bankshares at the meeting of the shareholder’s decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to Hampton Roads Bankshares for receipt prior to the special meeting.